Exhibit A

Shareholders are being asked to approve the following Sub-Advisory Agreement among Lend Lease Real Estate Investments, Inc., Lend Lease Rosen Real Estate Securities, LLC and Lend Lease Funds. The Sub-Advisory Agreement has been marked to show changes from the prior agreement among the parties (the "Prior Agreement"). Additions are double underlined. Deletions are set forth in [brackets].

                             SUB-ADVISORY AGREEMENT


      AGREEMENT made as of the [1st] 15 day of [February] OCTOBER, [2000,] 2002,
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between LEND LEASE REAL ESTATE INVESTMENTS, INC., a Delaware corporation (the
"Adviser") and LEND LEASE ROSEN REAL ESTATE SECURITIES, LLC, a Delaware limited liability company (the "Sub-Adviser").

      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Advisers Act; and

      WHEREAS, LEND LEASE FUNDS, a Delaware business trust (the "Trust"), [proposes to engage] IS ENGAGED in THE business [as] OF BEING an open-end
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management investment company and is so registered under the Investment Company
Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Trust currently [intends] to offers shares in multiple classes of one series, the Lend Lease U.S. Real Estate Securities Fund, such series together with all other series subsequently established by the Trust with respect to which the Sub-Adviser renders management and investment advisory services pursuant to the terms of this Agreement, being herein collectively referred to as the "Funds" and individually as a "Fund"; and

      WHEREAS, pursuant to the Advisory Agreement, as of [even date herewith,] FEBRUARY 1, 2000, between the Trust and the Adviser (the "Advisory Agreement"),
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the Adviser is required to perform investment advisory services for the Funds.

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      NOW, THEREFORE, WITNESSETH:  That it is hereby agreed between the parties hereto as follows:

      1.    APPOINTMENT OF SUB-ADVISER.

                  (a) Lend Lease U.S. Real Estate Securities Fund. The Adviser hereby employs the Sub-Adviser to provide investment advisory services to the Lend Lease U.S. Real Estate Securities Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  (b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Lend Lease U.S. Real Estate Securities Fund with respect to which the Adviser desires to retain the Sub-Adviser to render investment advisory services hereunder, the Adviser shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If the Sub-Adviser is willing to render such services on the terms provided for herein, it shall so notify the Adviser in writing, whereupon such series shall become a Fund hereunder.

      2.    DUTIES OF ADVISER AND SUB-ADVISER.

            (i) Delivery of Documents. The Adviser has furnished the Sub-Adviser with true copies of each of the following:

                  (a) The Trust's Certificate of Trust as filed with the Secretary of State of the State of Delaware;

                  (b) The Trust's Master Trust Agreement, and all amendments and supplements thereto (such Master Trust Agreement, as presently in effect and as it shall from time to time be amended or supplemented, is herein called the ("Declaration")

                  (c) The Trust's By-Laws and amendments and supplements thereto
            (such By-Laws, as presently in effect and as it shall from time to time be amended and supplemented, is herein called the "By-Laws");

                  (d) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and Sub-Adviser and approving the Advisory Agreement and this Agreement and copies of the minutes of the initial meeting of shareholders of each Fund;

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                  (e) The Trust's Notification of Registration on Form N-8A
            under the 1940 Act as filed with the Securities and Exchange Commission on November 1, 1999 and all amendments thereto;

                  (f) The Trust's Registration Statement on Form N-1A under the
            Securities Act of 1933 as amended (the "1933 Act") and the 1940 Act (File Nos. 333-90085 and 811-09679) as filed with the Securities and Exchange Commission on November 1, 1999, and all amendments thereto (the "Registration Statement");

                  (g) The most recent prospectus (such prospectus, as in effect from time to time and all amendments and supplements thereto are herein called the ("Prospectus") of each Fund;

                  (h) All resolutions of the Board of Trustees of the Trust pertaining to the objectives, investment policies and investment restrictions of each Fund; and

                  (i) Copies of the executed Advisory Agreement between the
            Trust and the Adviser relating to each Fund.

                  The Adviser will furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing items to the extent such amendments or supplements relate to or affect the obligations of the Sub-Adviser hereunder with respect to the Lend Lease U.S. Real Estate Securities Fund or any other series of the Trust that hereafter becomes a Fund hereunder.

            (ii) The Sub-Adviser, at its own expense, shall furnish the following services to the Trust:

                  (a) Investment Program. The Sub-Adviser is hereby authorized and directed and hereby agrees, subject to the stated investment objective and policies of the Funds as set forth in the Trust's current Registration Statement and subject to the supervision of the Adviser and the Board of Trustees of the Trust, to (i) develop and furnish continuously an investment program and strategy for each Fund in compliance with that Fund's investment objective and policies as set forth in the Trust's current Registration Statement,
            (ii) provide research and analysis relative to the investment program and investments of each Fund, (iii) determine (subject to the overall supervision of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held in cash or cash equivalents, and (iv) make changes on behalf of the Trust in the investments of each Fund. In accordance with paragraph 2(ii)(b), the Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for each Fund's account and will exercise full discretion and act for

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            the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. The Sub-Adviser will make its officers and employees available to meet with the Adviser's officers and directors on due notice at reasonable times to review the investments and investment program of each Fund in the light of current and prospective economic and market conditions.

                  In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent any Fund or the Trust in any way or otherwise be deemed to be an agent of any Fund, the Trust or of the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of a Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust or any Fund.

                  (b) Portfolio Transactions. In connection with the management of the investment and reinvestment of each Fund, the Sub-Adviser, acting by its own officers, directors or employees or by a duly authorized subcontractor, is authorized to select the broker or dealers that will execute purchase and sale transactions for the Trust.

                  In executing portfolio transactions and selecting brokers or dealers, if any, the Sub-Adviser will use its best efforts to seek on behalf of a Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser with respect to the Lend Lease U.S. Real Estate Securities Fund and/or other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser may pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided.

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                  The Sub-Adviser may buy securities for a Fund at the same time it is selling such securities for another client account and may sell securities for a Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between a Fund and such other account if it deems this to be advantageous. The Sub-Adviser also may cause a Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index).

                  On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the subject Fund and to such clients.

                  The Sub-Adviser will advise the Funds' custodian or such
            depository or agents as may be designated by the custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Sub-Adviser shall not have possession or custody of any Fund investments. The Trust shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the Sub-Adviser giving proper instructions to the custodian, the Sub-Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

                  The Sub-Adviser shall, upon due notice from the Adviser,
            provide such periodic and special reports describing any such research, advice or other services received and the incremental commissions, net price or other consideration to which they relate.

                  Notwithstanding the foregoing, the Sub-Adviser agrees that the
            Adviser shall have the right by written notice to identify securities that may not be purchased on behalf of any Fund and/or brokers and dealers through which portfolio transaction on behalf of the Funds may not be effected, including, without limitation, brokers or dealers affiliated with the Adviser. The Sub-

            Adviser shall refrain from purchasing such securities for the Fund or directing any portfolio transaction to any such broker or dealer on behalf of the Fund, unless and until the written approval of the Adviser to do so is obtained, but the Sub-Adviser shall not be liable to the Lend Lease U.S. Real Estate Securities Fund for so acting. In addition, the Sub-Adviser agrees that it shall not direct portfolio transactions for the Fund through any broker or dealer that is an "affiliated person" of the Sub-Adviser (as that term is defined in the Act or interpreted under applicable rules and regulations of the Securities and Exchange Commission) without the prior written approval of the Adviser and in no event shall the Sub-Adviser direct portfolio transactions on behalf of the Fund to any broker/dealer in recognition of sales of shares of any investment company or receipt of research or other service without prior written approval of the Adviser. The Adviser agrees that it will provide the Sub-Adviser with a list of brokers and dealers that are "affiliated persons" of the Funds.

                  (c) Reports. The Sub-Adviser shall render to the Board of
            Trustees of the Trust such periodic and special reports as the Board of Trustees may request with respect to matters relating to the duties of the Sub-Adviser set forth herein.

      3.    SUB-ADVISORY FEE.

      For the services to be provided by the Sub-Adviser as provided in Paragraph 2 hereof, the Adviser shall pay to the Sub-Adviser an annual fee as set forth on Schedule A to this Agreement.

      In the case of commencement or termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect, and the fee shall be computed during the average daily net assets of such Fund for the days during which it is in effect.

      4.    EXPENSES.

      During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Trust hereunder. The Trust shall assume and shall pay (i) issue and transfer taxes chargeable to the Trust in connection with securities transactions to which any Fund is a party, and (ii) interest on borrowed money, if any. In addition to these expenses, the Trust shall pay all brokers' and underwriting commissions chargeable to the Trust in connection with the securities transactions to which any Fund is a party. The expenses to be borne by the Trust shall include, without limitation:

            (a) all expenses of organizing the Trust or forming any series thereof, to the extent now or hereafter permitted under generally accepted accounting principles applicable to registered investment companies;

            (b) all expenses (including information, materials and services other than services of the Adviser (including any services of the Sub-adviser) of preparing, printing and mailing all annual, semiannual and periodic reports, proxy materials and other communications (including registration statements, prospectuses and amendments and revisions thereto) furnished to existing shareholders of the Trust and/or regulatory authorities;

            (c) fees involved in registering and maintaining registration of the Trust and its shares with the Securities and Exchange Commission and state regulatory authorities;

            (d) any other registration, filing or other fees in connection with requirements of regulatory authorities;

            (e) expenses, including the cost of printing of certificates relating to the issuance of shares of the Trust;

            (f) to the extent not paid by the Trust's distributor, the expenses of maintaining a shareholder account and furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

            (g) taxes and fees payable by the Trust to federal, state or other governmental agencies;

            (h) expenses related to the redemption of its shares, including expenses attributable to any program of periodic redemption;

            (i) all issue and transfer taxes, brokers' commissions, margin costs, interest on borrowings and other costs chargeable to the Trust in connection with securities transactions to which the Trust is a party, including any portion of such commissions attributable to research and brokerage services as defined by Section 28(e) of the Securities Exchange Act of 1934, as amended;

            (j) the charges and expenses of the custodian appointed by the Trust, or any depository utilized by such custodian, for the safekeeping of its property;

            (k) charges and expenses of the Administrator and any shareholder servicing agents, transfer agents and registrars appointed by the Trust, including costs of servicing shareholder investment accounts;

            (l) charges and expenses of independent accountants retained by the Trust (including but not limited to charges and expenses relating to tax compliance and the preparation and review of tax returns and related tax matters);

            (m) fees and expenses for legal services in connection with the affairs of the Trust, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the Adviser (or the Sub-adviser), if any, for performing such legal services for the Trust;

            (n) compensation and expenses of Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act);

            (o)   expenses of shareholders' and Trustees' meetings;

            (p) membership dues in, and assessments of, the Investment Company Institute or similar organizations;

            (q) insurance premiums on fidelity, errors and omissions and other coverages;

            (r) expenses incurred in connection with any distribution plan adopted by the Trust in compliance with Rule 12b-1 of the 1940 Act;

            (s) such other non-recurring expenses of the Trust as may arise, including expenses of actions, suits, or proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees, officers or shareholders with respect thereto;

            (t) fees and expenses incurred in connection with registering and qualifying the Trust's shares with federal and state regulatory authorities, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the administrator or the Adviser (or the Sub-adviser), if any, for performing such services for the Trust; and

            (u) fees and expenses for fund accounting services, including reasonable fees charged (including internal charges and allocations) and expenses incurred by the administrator or the Adviser (or the Sub-adviser), if any, for performing such fund accounting services for the Trust.

      5.    COMPLIANCE WITH APPLICABLE REGULATIONS.

      In performing its duties hereunder, the Sub-Adviser

            (i) shall establish compliance procedures (copies of which shall be provided to the Adviser, and shall be subject to review and approval by the Adviser) reasonably calculated to ensure compliance at all times with: all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Internal Revenue Code of 1986, as amended; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

            (ii) acknowledges that the Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Act and that the Sub-Adviser and certain of its employees, officers and directors may be subject to reporting requirements thereunder and, accordingly, agrees that it shall, on a timely basis, furnish, and shall cause its employees, officers and directors to furnish, to the Adviser and/or to the Trust, all reports and information required to be provided under such code of ethics with respect to such persons.

            (iii) agrees that it will maintain for the Trust all and only such records as required under Rules 31a-1 and 31a-2 under the 1940 Act in respect to its services hereunder and that such records are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request all in accordance with Rule 31a-3 under the 1940 Act.

      6.    LIABILITY OF SUB-ADVISER; INDEMNIFICATION.

      Neither the Sub-Adviser nor the officers, directors, employees, agents, or legal representatives (collectively, "Related Persons") of the Sub-Adviser shall be liable for any error of judgment or mistake of law, or for any loss suffered by any Fund or its shareholders in connection with the matters to which this Agreement relates; provided that, except as set forth in the succeeding paragraph, no provision of this Agreement shall be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence or the reckless disregard of the Sub-Adviser's obligations and duties (each of which is hereby referred to as a "Culpable Act") under this Agreement.

      Neither the Sub-Adviser nor its Related Persons shall be liable for any error of judgment or mistake of law, or for any loss suffered by the Adviser or its Related Persons in connection with the matters to which this Agreement relates; provided that this provision shall not be deemed to protect the Sub-Adviser or its Related Persons against any liability to which it might otherwise be subject by reason of any Culpable Act by the Sub-Adviser or its Related Persons.

      The Adviser shall indemnify the Sub-Adviser and its Related Persons and hold them harmless from and against any and all actions, suits or claims whether groundless or meritorious and from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, "Damages") arising directly or indirectly out of or in connection with the performance of services by the Sub-Adviser or its Related Persons hereunder to the extent such Damages result from any Culpable Act of the Adviser or any Related Person of the Adviser.

      The Sub-Adviser shall indemnify the Adviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by the Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any Culpable Act of the Sub-Adviser or any of its Related Persons.

      7.    REPRESENTATIONS AND WARRANTIES.

            (a) Adviser. The Adviser represents and warrants to the Sub-Adviser that (i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the respective governing documents of the Trust and the Adviser; (ii) the execution, delivery and performance of each of this Agreement and the Advisory Agreement does not violate any obligation by which the Trust or the Adviser or their respective property is bound, whether arising by contract, operation of law or otherwise; and (iii) each of this Agreement and the Advisory Agreement has been duly authorized by appropriate action of the Trust and the Adviser and when executed and delivered by the Adviser will be the legal, valid and binding obligation of the Trust and the Adviser, enforceable against the Trust and Adviser in accordance with its terms hereof subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

            (b) Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser that (i) the retention of the Sub-Adviser by the Adviser as contemplated by this Agreement is authorized by the Sub-Adviser's governing documents; (ii) the execution, delivery and performance of this Agreement does not violate any obligation by which the Sub-Adviser or its property is bound, whether arising by contract, operation of law or otherwise; and (iii) this Agreement has been duly authorized by appropriate action of the Sub-Adviser and when executed and delivered by the Sub-Adviser will be the legal, valid and binding obligation of the Sub-Adviser, enforceable against the Sub-Adviser in accordance with its terms hereof, subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law).

      8.    DURATION AND TERMINATION OF THIS AGREEMENT.

            (a) Duration. This Agreement shall become effective with respect to the Lend Lease U.S. Real Estate Securities Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Adviser of notice from the Sub-Adviser in accordance with Paragraph 1(b) hereof that the Sub-Adviser is willing to serve as Sub-Adviser with respect to such Fund. Unless terminated as herein provided, this Agreement shall remain in full force and effect for [two years] ONE YEAR from the date hereof with respect to the Lend
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Lease U.S. Real Estate Securities Fund and, with respect to each additional
Fund, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at least annually (a) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of such Fund, and (b) in either event, by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

            (b) Amendment. This Agreement may be amended by agreement of the parties, provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party to this Agreement cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding voting securities of the Trust.

            (c) Termination. This Agreement may be terminated with respect to any Fund at any time, without payment of any penalty, (i) by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, (ii) by the Adviser, or
(iii) by the Sub-Adviser, in each case on sixty (60) days' prior written notice to the other party. Upon the effective date of termination of this Agreement, the Sub-Adviser shall deliver all books and records of the Trust or any Fund held by it (i) to such entity as the Trust may designate as a successor sub-adviser, or (ii) to the Adviser.

            (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

            (e) Approval, Amendment or Termination by Individual Fund. Any approval, amendment or termination of this Agreement by the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of any Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

      9.    SERVICES NOT EXCLUSIVE.

      The services of the Sub-Adviser to the Adviser in connection with the Funds hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

     10.   INTERIM CONTRACT PROVISIONS.
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      Notwithstanding any other provision of this Agreement:
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            (A) Prior to this Agreement being approved by a vote of a majority
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of Lend Lease U.S. Real Estate Securities Fund's outstanding voting securities
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in accordance with the 1940 Act: (i) in no event shall compensation paid to the
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Sub-Adviser with respect to Lend Lease U.S. Real Estate Securities hereunder
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exceed the amount permitted by Rule 15a-4 under the 1940 Act; (ii) all fees
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payable to the Sub-Adviser with respect to Lend Lease U.S. Real Estate
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Securities hereunder shall be held in an interest-bearing escrow account with
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the Fund's custodian or a bank (the "Escrow Account"); and (iii) this Agreement
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may be terminated at any time without the payment of any penalty, by vote of the
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Trustees of the Trust or by a vote of a majority of the outstanding voting
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securities of Lend Lease U.S. Real Estate Securities Fund on 10 days' prior
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written notice to the sub-adviser. Funds held in the escrow account, including
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interest earned, shall be paid to the Sub-Adviser promptly after approval of
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this Agreement by the vote of a majority of Lend Lease U.S. Real Estate
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Securities Fund's outstanding voting securities in accordance with the 1940 Act,
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provided that such approval is obtained no later than 150 days after the date of
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this Agreement.
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            (B) If this Agreement is not approved by a vote of a majority of
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Lend Lease U.S. Real Estate Securities Fund's outstanding voting securities
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within the time period stated above in (a), (i) this Agreement shall immediately
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terminate; and (ii) the Sub-Adviser shall receive from the escrow account the
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lesser of: (a) the sum of the amount of any costs incurred by the Sub-Adviser in
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performing its duties with respect to Lend Lease U.S. Real Estate Securities
============================================================================
Fund under this Agreement prior to such termination plus any interest earned on
================================================================================
that amount, and (b) the sum of the amount deposited in the escrow account plus
================================================================================
any interest earned on that amount.
===================================

      11.      MISCELLANEOUS.
      ===

            (a) Notices. All notices or other communications given under this Agreement shall be made by guaranteed overnight delivery, telecopy or certified mail; notice is effective when received. Notice shall be given to the parties at the following addresses:

            Adviser:          Lend Lease Real Estate Investments, Inc.
                              3424 Peachtree Road, N.E.
                              Atlanta, GA  30326-1113
                              Attention: Contract Compliance Officer

            Sub-Adviser:      Lend Lease Rosen Real Estate Securities, LLC
                              1995 University Avenue, Suite 550
                              Berkeley, CA 94704
                              Attention: President

            (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

            (c) Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

            (d) Counterparties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (e) Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the Investment Company Act of 1940, as amended, when applicable.

                             SIGNATURE LINES OMITTED

                                   SCHEDULE A

Lend Lease U.S. Real Estate Securities Fund
-------------------------------------------

      The Adviser shall pay to the Sub-Adviser an annual gross investment sub-advisory fee equal to .40% of the average daily net assets of the Lend Lease U.S. Real Estate Securities Fund. Such fee shall be accrued daily and paid as soon as practical after the last day of each calendar month.

      The Sub-Adviser may voluntarily waive all or a portion of the sub-advisory fee payable from time to time hereunder. The Adviser agrees that, during any period in which the Sub-Adviser has voluntarily waived all or a portion of the sub-advisory fee hereunder, if requested by the Sub-Adviser, the Adviser will waive an equal amount (or such lesser amount as the Sub-Adviser may request) of the advisory fee payable by the Trust to the Adviser with respect to the Fund under the Advisory Agreement.

    The Sub-Adviser agrees that, during any period in which the Adviser has waived all or a portion of the advisory fee payable by the Trust to the Adviser under the Advisory Agreement with respect to the Fund, if requested by the Adviser, the Sub-Adviser will waive a pro rata share (or such lesser share as the Adviser may request) of the sub-advisory fee payable hereunder with respect to the Fund, such that the amount waived by the Sub-Adviser shall bear the same ratio to the total amount of the sub-advisory fees payable hereunder with respect to the Fund as the amount waived by the Adviser bears to all fees payable to the Adviser under the Advisory Agreement with respect to the Fund.

    The Adviser agrees that, in addition to any amounts otherwise payable to the Sub-Adviser with respect to the Fund hereunder, the Adviser shall pay the Sub-Adviser all amounts previously waived by the Sub-Adviser to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement, it being further agreed that, with respect to any such amounts subsequently paid by the Trust to the Adviser, the amount to be paid by the Adviser to the Sub-Adviser shall bear the same ratio to the total amount paid by the Trust as the total amount previously waived by the Sub-Adviser during the applicable period bears to the total amount of the fees previously waived by the Adviser under the Advisory Agreement with respect to the Fund during the applicable period.

    The Sub-Adviser agrees that, during any period in which the Adviser has agreed to pay or reimburse the Trust for expenses of the Fund, if requested by the Adviser, the Sub-Adviser shall pay or reimburse the Trust for up to 50% of all such expenses of the Fund (or such lesser amount as the Adviser may request). The Adviser agrees that, in addition to any amounts otherwise payable to the Sub-Adviser with respect to the Fund hereunder, the Adviser shall pay the Sub-Adviser all amounts previously paid or reimbursed by the Sub-Adviser to the extent that such amounts are subsequently paid by the Trust to the Adviser under the Advisory Agreement.